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                                                                     Exhibit 8.1






                                                   July 9, 2004


Arbor Realty Trust, Inc.
333 Earle Ovington Blvd - Suite 900
Uniondale, NY 11553


                  Re:  Certain Federal Income Tax Matters
                       ----------------------------------

Ladies and Gentlemen:

     You have requested our opinion concerning certain Federal income tax considerations in connection with a secondary offering (the "Offering"), from time to time, of up to 9,594,498 shares of common stock of Arbor Realty Trust, Inc., a Maryland corporation ("Arbor"), $.01 par value per share ("Common Stock"), pursuant to a Registration Statement on Form S-11 (No. 333-116223) filed with the Securities and Exchange Commission, as amended through the date hereof (the "Registration Statement").

     We have acted as tax counsel to Arbor in connection with the Offering, and we have assisted in the preparation of the Registration Statement and certain other documents. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of Arbor (the "Officer's Certificate") relating to, among other things, the actual and proposed operations of Arbor, and the entities in which it holds a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer's Certificate, the Registration Statement, or in any other document. In particular, we note that Arbor may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations that the information presented in the Officer's Certificate, Registration Statement and other documents, or otherwise furnished to us, accurately and completely

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Arbor Realty Trust, Inc.
July 9, 2004
Page 2


describe all material facts relevant to our opinion. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer's Certificate may affect our conclusions set forth herein.

     In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

     Our opinion is also based on the correctness of the following assumptions:
(i) Arbor will elect to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), with the filing of its 2003 tax return, (ii) Arbor and each of the entities comprising the Company has been and will be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other state under the laws of which any of the entities comprising the Company have been formed, and (iv) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

     In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder ("Regulations"), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretations at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

     We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.
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Arbor Realty Trust, Inc.
July 9, 2004
Page 3


          Based on the foregoing, we are of the opinion that:

          a. Commencing with Arbor's initial taxable year that ended on December 31, 2003, Arbor was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code. As noted in the Registration Statement, Arbor's qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Arbor's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

          b. Although the discussion set forth in the Registration Statement under the heading "Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of Arbor's Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of such Common Stock. The United States Federal income tax consequences of the ownership and disposition of Arbor's Common Stock by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Tax Considerations" as applied to any particular holder.

     We express no opinion on any issue relating to Arbor or any investment therein, other than as expressly stated above.

     This opinion has been prepared for you in connection with the transaction described herein. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as

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Arbor Realty Trust, Inc.
July 9, 2004
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of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.


                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP